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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into as of this twenty-fourth (24th) day of August, 1998, effective as of September 1, 1998 by and between Titan Sports, Inc. ("Titan"), with offices at 1241 East Main Street, Stamford, Connecticut 06902, and August J. Liguori, an individual residing at 15 Horton Court, West Harrison, New York 10604 ("Employee"), individually referred to as a "party" and collectively referred to as the "parties."

     NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  DUTIES/ACCOUNTABILITIES: In Employee's capacity as Titan's Chief
         -----------------------
Financial Officer, Employee shall perform those duties and accountabilities as directed by Titan's Chairman Vince McMahon, Titan's President and Chief Executive Officer Linda McMahon or their designee ("Duties"): Reporting to the Chairman, President/CEO, Employee will be responsible for all of the financial aspects of Titan, including, but not limited to, managing the relationships with financial ventures outside Titan. Employee will direct the functions of budgeting, financial analysis, revenue operations, general accounting, information systems, auditing and billing. Employee will also be responsible for:

     . Directing and monitoring all of the financial affairs of Titan including the control function as well as tax and audit activities.

     . Establishing appropriate controls over capital funding, financial expenditures and investment decisions.

     . Participating as a key figure in Titan's business and strategic planning process.

     . Providing the necessary information and analysis to effectively control and manage the financial health and well being of Titan.

     . Developing adequate information reporting systems that support Titan's operational, financial and administrative functions.

     . Performing all other duties and activities requested by the Chairman and the President/CEO.

     2.  TERM: The term of this Agreement shall commence on September 1, 1998
         ----
and, unless terminated earlier as set forth below, end on August 31, 2001 ("Term").

     3.  TERRITORY:  The territory for this Agreement shall be the entire world.
         ---------

     4.  COMPENSATION:  Provided that Employee performs his duties to the full
         ------------
satisfaction of Titan, Titan shall pay Employee as follows:
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     a)  Fifty Thousand Dollars ($50,000) within ten (10) business days of the date that Titan signs this Agreement;

     b) Base salary of Three Hundred Fifty Thousand Dollars ($350,000) for each year during the Term of this Agreement, payable in equal biweekly installments;

     c) Bonus payments of One Hundred Seventy-Five Thousand Dollars ($175,000) each on or before June 1, 1999, June 1, 2000 and June 1, 2001;

     d) Bonus payments of One Hundred Fifty Thousand Dollars ($150,000) each on or before September 1, 1999, December 1, 1999, March 1, 2000, September 1, 2000, December 1, 2000 and March 1, 2001; and

     e) A balloon payment on or before August 31, 2001 in the amount of Four Hundred Seventy-Five Thousand Dollars ($475,000) less any profit sharing and 401(k) monies contributed to Employee by Titan and further less any bonus payments paid by Titan to Employee during the Term of this Agreement in addition to those set forth in paragraphs 4(a), 4(c) and 4(d) above.

     5.  EXPENSES: Titan shall reimburse Employee for any reasonable and
         --------
necessary expenses incurred in the performance of his duties hereunder, including any reasonable and necessary travel and lodging expenses, provided that reimbursement hereunder shall be subject to Titan's policies regarding such reimbursement, now or hereafter adopted by Titan, that any and all such expenses are approved in advance by Vince McMahon or Linda McMahon and only upon receipt of adequate supporting documentation therefor. All such expenses shall be reimbursed within thirty (30) calendar days following submission to and approval by Titan of an invoice no more frequently than on a monthly basis.

     6.  BENEFITS: Employee shall be eligible during the Term of this Agreement
         --------
for those benefits generally available to employees of Titan. Employee shall be eligible for three (3) weeks of vacation per year during the Term of this Agreement. Additionally, should Titan be the subject of an initial public offering, Employee shall be granted stock options to the same extent as those provided to other senior executives of Titan.

     7.  TERMINATION:
         -----------

     (a) Titan may terminate this Agreement immediately if Employee engages in any act of fraud, theft, deceit or unethical conduct, and Titan shall have no further obligation to Employee, financial or otherwise, under this Agreement.

     (b) Titan may terminate this Agreement at any time for any reason in its sole discretion, provided that:

          (i) Should such termination occur during the first year of this Agreement (September 1, 1998 - August 31, 1999), Titan's only remaining obligation hereunder shall be to pay Employee the difference between One Million

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               Dollars ($1,000,000) and what Titan has paid Employee to that point during the first year of this Agreement;

          (ii) Should such termination occur in the second or third year of this Agreement, Titan shall pay Employee Eight-Three Thousand Three Hundred Thirty-Three Dollars ($83,333.00) multiplied by the number of months (including proportions thereof) worked by Employee for Titan minus the amount of money paid by Titan to that point. Additionally, Titan shall pay Employee six (6) months of severance pay at the rate of Twenty-Nine Thousand One Hundred Sixty-Six Dollars ($29,166.00) per month, which shall cease as soon as Employee secures other employment and in exchange for which Employee shall execute a full and final release and waiver of any and all claims he may have against Titan.

     (c) Should Employee resign at any point during the Term of this Agreement, Titan shall have no further obligation thereafter to Employee under this Agreement, whether financial or otherwise.

     (d) Notwithstanding anything to the contrary set forth above, should a third party other than a family member or heir of Linda or Vince McMahon assume ownership and control of a majority of the assets of Titan, such company shall be obligated to pay Employee Three Million Dollars ($3,000,000) minus the amount of all payments received by Employee under this Agreement to the point of purchase.

     (e) Notwithstanding anything to the contrary set forth above, should Employee die during the first year of this Agreement, Titan shall pay Employee's heirs the difference between One Million Dollars ($1,000,000) and what Titan has paid Employee to that point during the first year of this Agreement. Should Employee die during the second or third year of this Agreement, Titan shall pay Employee's heirs Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($83,333.00) multiplied by the number of months (including proportions thereof) worked by Employee by Titan minus the amount of money paid by Titan to that point.

     8.  WORK FOR HIRE: Employee hereby acknowledges that all duties performed
         -------------
hereunder were specifically ordered or commissioned by Titan ("Work"); that the Work constitutes and shall constitute a work-made-for-hire as defined in the United States Copyright Act of 1976; that Titan is and shall be the author of said work-made-for-hire and the owner of all rights in and to the Work throughout the universe, in perpetuity and in all languages, for all now known or hereafter existing uses, media and forms, including, without limitation, the copyrights therein and thereto throughout the universe for the initial term and any and all extensions and renewals thereof; and that Titan shall have the right to make such changes therein and such uses thereof as it may deem necessary or desirable. To the extent that the Work is not recognized as a work-made-for-hire, Employee hereby assigns, transfers and conveys to Titan, without reservation, all of Employee's right, title and interest throughout the universe in perpetuity in the Work, including, without limitation, all rights of copyright and copyright renewal in said Work or any part thereof.

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     9.   CONFIDENTIALITY/NON-COMPETE: Employee acknowledges and agrees that it
          ---------------------------
is a condition precedent to this Agreement that he sign the Confidentiality and Non-Compete Agreement, which is attached hereto as Exhibit A and hereby incorporated herein by reference and made a part hereof.

     10.  ASSIGNMENT: This Agreement contemplates the personal services of
          ----------
Employee and is not assignable by Employee. Titan may assign this Agreement in whole or in part, without limitation or restriction.

     11.  ARBITRATION: The parties agree that if a claim or controversy should
          -----------
arise concerning this Agreement, or the breach of any obligation arising under this Agreement, or the interpretation of this Agreement, such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association with the arbitration to be held in Stamford, Connecticut. The parties shall each pay one-half (1/2) of the costs of the arbitrator and the arbitrator shall thereafter award costs and attorneys' fees to the prevailing party. The arbitration award shall be binding and non-appealable, and may be entered as a final judgment in any court having jurisdiction over the award.

     12.  NOTICES:  Any notices are to be sent by certified mail, return receipt
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requested, federal express, or first class postal service and addressed as follows:

            TO TITAN:    Titan Sports, Inc.
                         Attn:  Linda E. McMahon
                                President and Chief Executive Officer
                                1241 East Main Street
                                Stamford, CT  06902

            TO EMPLOYEE: August J. Liguori
                         15 Horton Court
                         West Harrison, NY  10604

     13.  GOVERNING LAW: This Agreement shall be governed by the laws of the
          -------------
State of Connecticut governing contracts entered into and to be fully performed therein.

     14.  SEVERABILITY: In the event that any provision or portion of this
          ------------
Agreement shall be declared invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or portion shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

     15.  NAME AND LIKENESS: Titan and its licensees and/or assignees shall
          -----------------
have the exclusive and perpetual right, but not the obligation, to use and license the use of Employee's name, photograph, likeness and approved biographical data ("Name and Likeness") for the purpose of advertising, marketing, promoting, publicizing and exploiting any matter related to the Duties performed hereunder with Employee's permission, which shall not be unreasonably withheld.

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     16.  INDEMNITY: a)  Employee shall hold Titan, its parent, subsidiary and
          ---------
affiliate companies and the directors, officers, employees, licensees, successors, assigns and agents of the foregoing, harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising from any action by Employee outside the course and scope of his employment hereunder.

     b) Titan shall hold Employee harmless from and against all claims, liabilities, damages, costs and attorneys' fees arising solely from the performance of Employee's Duties within the course and scope of Employee's employment hereunder.

     17.  REMEDIES: The waiver by either party of any breach hereof shall not
          --------
be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     18.  NO AGENCY: No agency relationship is created between Titan and
          ---------
Employee by virtue of this Agreement. Employee has no authority in excess of One Hundred Thousand ($100,000) US Dollars to bind Titan to any contract, agreement or other obligation with any third parties, unless such contract, agreement or other obligation is co-signed by Titan's President and CEO Linda McMahon.

     19.  INTEGRATION: This Agreement contains the complete understanding
          -----------
existing between the parties on the subjects covered and supersedes any previous written or verbal understandings with respect thereto. This Agreement may not be amended except by a writing signed by authorized representatives of Employee and Titan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AUGUST J. LIGUORI                     TITAN SPORTS, INC.
     ("Employee")                          ("Titan")


By:_______________________________    By:_______________________________________
     August J. Liguori                       Linda E. McMahon
                                             President & Chief Executive Officer

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Ommitted Exhibit
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EXHIBIT A: Confidentiality/Non-Compete/Agreement